Exhibit 3.3

AMENDED AND RESTATED

BYLAWS

OF

LIFELOCK, INC.

(as amended and currently in effect)

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ii

iii

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

SECTION 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 1. Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on such date as is designated by the Board of Directors from time to time, commencing in 2006, at such hour and place, within or without the State of Delaware, as shall be fixed by the Board of Directors with respect to each such meeting and as shall be stated in the notice thereof.

SECTION 2. Special Meetings. Special meetings of the stockholders maybe called for any purpose or purposes at any time by the Board of Directors or the President, and shall be called by the President at the request of the holders of not less than one-tenth (1/10) of all outstanding stock of the Corporation entitled to vote at such meeting, or otherwise as provided by the Delaware General Corporation Law and Section 12 of Article III of these Bylaws. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 3. Place of Meetings. Any meeting of the stockholders for the election of directors or for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 4. Notice of Meeting. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice may be delivered either personally or by first class, certified or registered mail, by an officer of the Corporation at the direction of the person or persons calling the meeting. If mailed, notice shall be deemed to be delivered when mailed to the stockholders at his or her address as it appears on the stock transfer books of the Corporation. Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that such adjournment is for less than thirty (30) days, and further provided that a new record date is not fixed for the adjourned meeting, in either of which event, written notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally noticed. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the stockholder or stockholders signing such waiver. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting or such action. If the Board of Directors has not fixed a record date for determining the stockholders entitled to notice of and to vote at a meeting of stockholders, the record date shall be at close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If the Board of Directors has not fixed a record date for determining the stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, the record date shall be the day on which the first written consent is expressed by any stockholder. If the Board of Directors has not fixed a record date for determining stockholders for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6. Record of Stockholders. The Secretary or other officer having charge of the stock transfer books of the Corporation shall make, or cause to be made, at least ten (10) days before every meeting of stockholders, a complete record of the stockholders entitled to vote at a meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (l0) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders referred to above or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 7. Quorum and Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote at meetings of the stockholders for the transaction of business, present in person or by proxy, shall be required to and shall constitute a quorum thereat, except as otherwise provided by law, by the Certificate of Incorporation or by these

Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If a quorum be present at any meeting of stockholders and the meeting is adjourned to reconvene at a later time and/or date, no notice need be given other than announcement at the meeting, provided that if any adjournment, whether a quorum is present or not, is for more than thirty (30) days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before such meeting unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such number as to leave less than a quorum.

SECTION 8. Voting of Shares of Stock. Unless the voting rights are otherwise designated on original issuance of the respective class or series of stock or unless voting rights are subsequently duly restricted, each stockholder shall be entitled to one vote or corresponding fraction thereof for each share of stock or fraction thereof standing in his, her, or its name on the books of the Corporation on the record date. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his, her or its duly authorized attorney in fact, but no such proxy shall be voted or acted upon after three (3) years from the date of its execution unless the proxy provides for a longer period. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor counted for quorum purposes, provided, however, that the foregoing shall not limit the right of any corporation to vote stock, including but not limited to its own stock, when held by it in a fiduciary capacity. Shares of stock standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such other corporation may prescribe, or in the absence of such provision, as the board of directors of such other corporation may determine. Unless demanded by a stockholder present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or unless so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. If such demand or direction is made, a vote by ballot shall be taken, and each ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares voted.

SECTION 9. Organization. At each meeting of the stockholders, the President, or if he or she is absent therefrom, the Chief Operating Officer, or if he or she is absent therefrom, another officer of the Corporation chosen as chairman of such meeting by stockholders holding a majority of the shares present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation are absent therefrom, a stockholder of record so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he or she is absent from the meeting or is required pursuant to the provisions of this Section 2.9 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

SECTION 10. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but the order of business may be changed by the vote of stockholders holding a majority of the shares present in person or by proxy at such meeting and entitled to vote thereat.

SECTION 11. Voting. At all meetings of stockholders, each stockholder entitled to vote thereat shall have the right to vote, in person or by proxy, and shall have, for each share of stock registered in his, her, or its name, the number of votes provided by the Certificate of Incorporation in respect of stock of such class.

SECTION 12. Action By Stockholders Without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any such action shall be given to any such stockholders entitled to vote who have not so consented in writing. Evidence of such consent in writing shall be delivered to the Secretary of the Corporation for filing with the minutes of proceedings of stockholders of the Corporation.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. Power and Duties of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and regulations for that purpose and for the conduct of its meetings as it may deem proper. The Board of Directors may exercise and shall be vested with the powers of the Corporation in so far as not inconsistent with law, the Certificate of Incorporation, or these Bylaws.

SECTION 2. Number, Election, Term and Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by the Board. At each annual meeting of stockholders, Directors shall be elected to hold office until his or her successor is duly elected or until his or her earlier death, resignation, or removal in the manner hereinafter provided. Directors need not be stockholders.

SECTION 3. Place of Meeting. The Board of Directors may hold its meetings at such place or places as it may from time to time by resolution determine or as shall be designated in any notices or waivers of notice thereof. Any such meeting, whether regular or special, may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

SECTION 4. Annual Meetings. As soon as practicable after each annual election of directors and on the same day, the Board of Directors shall meet for the purpose of organization and the transaction of other business at the place where regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary in order to legally hold the meeting, provided that a quorum is present. If such meeting is not held as provided above, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for a special meeting of the Board, or in the event of waiver of notice, as specified in the written waiver of notice.

SECTION 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times as the Board of Directors shall from time to time by resolution determine.

SECTION 6. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or a majority of the directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting but need not state the purposes thereof. Except as otherwise provided in Section 7 of this Article III, notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, wireless, or other form of recorded communication or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the director or directors signing such waiver. Attendance of a director at a special meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7. Quorum and Manner of Acting. A majority of the whole Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise specified in these Bylaws or as otherwise expressly provided by the Delaware General Corporation Law, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum from any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum shall be present thereat. The directors shall act only as a Board of Directors, and the individual directors shall have no power as such.

SECTION 8. Organization. At each meeting of the Board of Directors, the President, or if he or she is absent therefrom, a director chosen by a majority of the directors present thereat, shall act as chairman of such meeting and preside thereat. The Secretary, or if he or she is absent, the person (who shall be an Assistant Secretary, if any and if present) whom the chairman of such meeting shall appoint, shall act as Secretary of such meeting and keep the minutes thereof.

SECTION 9. Action by Directors Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by all directors, and such consent is filed with the minutes of the proceedings of the Board.

SECTION 10. Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if such time is not specified therein, it shall take effect immediately upon its receipt by the President or the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 11. Removal of Directors. Directors may be removed, with or without cause, as provided from time to time by the Delaware General Corporation Law as then in effect.

SECTION 12. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors effected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death, resignation, or other cause, the Corporation has no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, may call a special meeting of stockholders for the purpose of filling vacancies in the Board. If one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.12 in the filling of other vacancies.

SECTION 13. Compensation. Unless otherwise expressly provided by resolution adopted by the Board of Directors, no director shall receive any compensation for his or her services as a director. The Board of Directors may at any time and from time to time by resolution provide that directors shall be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. In addition, the Board of Directors may at any time and from time to time by resolution provide that directors shall be paid their actual expenses, if any, of attendance at each meeting of the Board. Nothing in this Section 3.13 shall be construed as precluding any director from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any director receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a director.

ARTICLE IV

OFFICERS

SECTION 1. Number. The Corporation shall have the following officers: a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Chief Technology Officer, a Secretary and a Treasurer. At the discretion of the Board of Directors, the Corporation may also have one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors. Each such officer shall hold office until his or her successor is duly elected or until his or her earlier death, resignation, or removal in the manner hereinafter provided.

SECTION 3. Other Officers and Agents. The Board of Directors may also appoint such other officers and agents as it may deem necessary for the transaction of the business of the Corporation. Such officers and agents shall hold office for such period, have such authority, and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 4. Removal. Any officer may be removed, with or without cause, at any time by resolution adopted by a majority of the whole Board of Directors.

SECTION 5. Resignations. Any officer may resign at any time by giving written notice of his or her resignation to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the times specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the Board of Directors, the President or the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6. Vacancies. A vacancy in any office due to death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term thereof by the Board of Directors.

SECTION 7. Compensation. The compensation of all officers, agents and employees of the Corporation shall be fixed from time to time by the Board of Directors or pursuant to authority of general or special resolutions of the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of any committee.

SECTION 8. Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer who shall perform such duties as from time to time may be requested by the Board of Directors.

SECTION 9. President. The President shall have, subject to the control of the Board, general and active supervision and direction over the business and affairs of the Corporation and over its several officers. The President shall: (a) preside at all meetings of stockholders and at all meetings of the Board of Directors; (b) make a report of the state of the business of the Corporation at each annual meeting of the stockholders; (c) see that all orders and resolutions of the Board of Directors are carried into effect; (d) sign, with the Secretary or an Assistant Secretary, certificates for stock of the Corporation; (e) sign, execute, and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts, or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof is expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them are required by law otherwise to be signed, executed or delivered; and (f) cause the corporate seal, if any, to be affixed to any instrument which requires such action. In general, the President shall perform all duties as from time to time may be assigned to him or her by the Board.

SECTION 10. Chief Operating Officer. The Chief Operating Officer, if any, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws.

SECTION 11. Chief Financial Officer. The Chief Financial Officer, if any, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws.

SECTION 12. Chief Technology Officer. The Chief Technology Officer, if any, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws.

SECTION 13. Vice President. The Vice President and any additional Vice Presidents, if any, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his or her absence or inability to act, the Vice President shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

SECTION 14. Secretary. The Secretary shall: (a) record all the proceedings of the meetings of the stockholders, the Board of Directors and the Executive Committee, if any, in one or more books kept for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be the custodian of all contracts, deeds, documents, all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and of the corporate seal, if any, and affix such seal to any documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) sign, with the President, or a Vice President, certificates for stock of the Corporation; (c) have charge, directly or through the transfer clerk or transfer clerks, transfer agent or transfer agents, and registrar or registrars appointed as provided in Section 3 of Article VII of these Bylaws, of the issue, transfer and, registration of certificates for stock of the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the manner in which and the time when such stock was paid for, the names, alphabetically arranged, and the addresses of the holders of record thereof, the number of shares held by each, and the time when each became a holder of record; (f) upon request, exhibit or cause to be exhibited at all reasonable times to any director such records of the issue, transfer and registration of the certificates for stock of the Corporation; (g) see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and (h) see that the duties prescribed by Section 6 of Article II of these Bylaws are performed. In general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

SECTION 15. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of, and be responsible for, all funds, securities, motes and valuable effects of the Corporation; (b) receive and give receipt for moneys due and payable to the Corporation from any sources whatsoever; (c) deposit all such moneys to the credit of the Corporation or otherwise as the Board of Directors or the President shall direct in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; (d) cause such funds to be disbursed by checks or drafts on the authorized depositories of the Corporation signed as provided in Article VI of these Bylaws; (e) be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys so disbursed; (f) have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; (g) render to the President or the Board of Directors, whenever they, respectively, shall request him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; and (h) upon request, exhibit or cause to be exhibited at all reasonable times the cash books and other records to the President or any of the directors of the Corporation. In general, the Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

SECTION 16. Assistant Officers. Any persons elected as assistant officers shall assist in the performance of the duties of the designated office and such other duties as shall be assigned to them by any Vice President, the Secretary or the Treasurer, as the case may be, or by the Board of Directors or the President.

ARTICLE V

COMMITTEES

SECTION 1. Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may constitute an Executive Committee or such other committees as deemed appropriate by the Board, which shall in each case consist of one or more of the directors and, at the discretion of the Board of Directors, such officers who are not directors. The Board of Directors may designate one or more directors or officers who are not directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Each such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them; provided, however, that (a) unless all of the members of any committee shall be directors, such committee shall not have authority to exercise any of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and (b) if any committee shall have the power to determine the amounts of the respective fixed salaries of the officers of the Corporation or any of them, such committee shall consist of not less than three (3) members and none of its members shall have any vote in the determination of the amount that shall be paid to him or her as a fixed salary. A majority of all the members of any such committee may fix its rules of procedure, determine its action, fix the time and place of its meetings, and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide.

SECTION 2. Resignations. Any member of any committee may resign therefrom at any time by giving written notice of his or her resignation to the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective is not specified therein, it shall take effect immediately upon its receipt by the President or the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3. Vacancies. Any vacancy in any committee shall be filled by the vote of a majority of the entire Board of Directors.

SECTION 4. Compensation. Unless otherwise expressly provided by resolution adopted by the Board of Directors, no member of the Executive Committee or any other committee shall receive any compensation for his or her services as a committee member. The Board of Directors may at any time and from time to time by resolution provide that committee members shall be paid a fixed sum for attendance at each committee meeting or a stated salary as a committee member. In addition, the Board of Directors may at any time and from time to time by resolution provide that such committee members shall be paid their actual expenses, if any, of attendance at each committee meeting. Nothing in this Section 5.4 shall be construed as precluding any committee member from serving the Corporation in any other capacity and receiving compensation therefor, but the Board of Directors may by resolution provide that any committee member receiving compensation for his or her services to the Corporation in any other capacity shall not receive additional compensation for his or her services as a committee member.

SECTION 5. Dissolution of Committees; Removal of Committee Members. The Board of Directors, by resolution adopted by a majority of the whole Board, may, with or without cause, dissolve any committee and, with or without cause, remove any member thereof.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. Execution of Contracts. Except as otherwise required by law or by these Bylaws, any contract or other instrument may be executed and delivered in the name of the Corporation and on its behalf by the President. In addition, the Board of Directors may authorize any other officer or officers or agent or agents to execute and deliver any contract or other instrument in the name of the Corporation and on its behalf, and such authority may be general or confined to specific instances as the Board of Directors may by resolution determine.

SECTION 2. Attestation. Any Vice President, the Secretary, or any Assistant Secretary may attest the execution of any instrument or document by the President or any other duly authorized officer or agent of the Corporation, and may affix the corporate seal, if any, in witness thereof, but neither such attestation nor the affixing of a corporate seal shall be requisite to the validity of any such document or instrument.

SECTION 3. Checks, Drafts. All checks, drafts, orders for the payment of money, bills of lading, warehouse receipts, obligations, bills of exchange, and insurance certificates shall be signed or endorsed (except endorsements for collection for the account of the Corporation or for deposit to its credit, which shall be governed by the provisions of Section 4 of this Article VI) by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or the President shall direct in general or special accounts at such banks, trust companies, savings and loan associations, or other depositories as the Board of Directors may select or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect has been delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation. The Board of Directors may make such special rules and regulations with respect to such accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

SECTION 5. Proxies in Respect of Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the President or the Chief Operating Officer may exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, including without limitation the right to vote or consent with respect to such stock or other securities.

SECTION 6. Fiscal Year. The fiscal year of the Corporation shall correspond with the calendar year, subject to the power of the Board of Directors to adopt a different fiscal year.

ARTICLE VII

STOCK

SECTION 1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the President, or a Vice President, and by the Secretary or an Assistant Secretary. The signatures of such officers upon such certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. If any officer who has signed or whose facsimile signature has been placed upon a certificate has ceased for any reason to be such officer prior to issuance of the certificate, the certificate may be issued with the same effect as if that person were such officer at the date of issue. All certificates for stock of the Corporation shall be consecutively numbered, shall state the number of shares represented thereby, and shall otherwise be in such form as shall be determined by the Board of Directors, subject to such requirements as are imposed by the Delaware General Corporation Law. The names and addresses of the persons to whom the shares represented by certificates are issued shall be entered on the stock transfer books of the Corporation, together with the number of shares and the date of issue, and in the case of cancellation, the date of cancellation.

Certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued in exchange for such shares until the original certificate has been canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. Transfer of Stock. Transfers of shares of stock of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative or attorney in fact, who shall furnish proper evidence of authority to transfer to the Secretary, or a transfer clerk or a transfer agent, and upon surrender of the certificate or certificates for such shares properly endorsed and payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation, The Board of Directors may appoint, or authorize any officer or officers or any committee to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 4. Lost, Stolen and Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon satisfactory proof of that fact by the person claiming the certificate or certificates for shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, at its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his other legal representative, to publicize the same in such manner as it shall require and/or to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or the issuance of the new certificate or certificates.

ARTICLE VIII

DIVIDENDS

SECTION 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of common stock in the manner and upon the terms and conditions provided in the Delaware General Corporation Law.

ARTICLE IX

SEAL

SECTION 1. Corporate Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation. Nevertheless, if in any instance a corporate seal is used, the same shall be in the form of a circle and shall bear the full name of the Corporation and the year and state of incorporation, or words and figures of similar import.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. General Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3. Indemnification in Certain Cases. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article X, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 4. Procedure. Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections 10.1 and 10.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

SECTION 5. Advances for Expenses. Expenses incurred by a director, officer, employee, or agent of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X.

SECTION 6. Rights Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.

SECTION 8. Definition of Corporation. For the purposes of this Article X, references to the “Corporation” include, in addition to the resulting corporation, all constituent corporations (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SECTION 9. Other Definitions. For purposes of this Article X, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article X.

SECTION 10. Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to this Article X shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. No amendment to or repeal of this Article X shall apply to or have any effect on, the rights of any director, officer, employee or agent under this Article X which rights come into existence by virtue of acts or omissions of such director, officer, employee or agent occurring prior to such amendment or repeal.

ARTICLE XI

AMENDMENTS

SECTION 1. Changes to Bylaws. These Bylaws may be repealed, altered or amended by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote at any meeting of Stockholders or by resolution duly adopted by the affirmative vote of not less than a majority of the directors in office at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed repeal, alteration or amendment be contained in the notice of such special meeting, and new Bylaws may be adopted, at any time only by the Board of Directors.

ARTICLE XII

RIGHT OF FIRST REFUSAL

SECTION 1. Right of First Refusal; Transfer Notice. If any stockholder of the Corporation proposes to sell, pledge, or otherwise transfer any shares of Common Stock (other than shares of Common Stock held by any holder of Preferred Stock, $0.001 par value per share, of the Corporation (the “Preferred Stock”), including without limitation shares of Common Stock issued upon conversion of Preferred Stock) of the Corporation (the “Common Stock”), which term includes all stock subscription rights, liquidating dividends, stock dividends, stock splits, new, substituted, or additional securities of any type whatsoever, or any other property which the stockholder is or may be entitled to receive as a result of the stockholder’s ownership of such shares of Common Stock, the Corporation will have a right of first refusal (the “Right of First Refusal”) with respect to such shares of the Common Stock. Before effecting any proposed transfer, the stockholder will give written notice (the “Transfer Notice”) to the Corporation describing fully the proposed transfer, including the number of shares of the Common Stock proposed to be transferred, the proposed bona fide transfer price, and the name and address of the proposed transferee. In the case of a proposed gift transfer, the bona fide transfer price for purposes of this Right of First Refusal will be determined in good faith by the Board of Directors promptly upon the Corporation’s receipt of, and as of the date of, the Transfer Notice.

SECTION 2. Corporation’s Right. The Corporation will have the right, for a period of thirty (30) days after the date the Transfer Notice is delivered to the Corporation, to purchase all, but not less than all, of such shares of Common Stock on the terms set forth in the Transfer Notice by delivery to the stockholder of a notice of exercise of the Corporation’s Right of First Refusal.

SECTION 3. Completion of Transaction. If the Corporation fails to give notice of exercise of the Right of First Refusal within a total of thirty (30) days after the date the Transfer Notice is delivered to the Corporation, the stockholder may, subject to any restrictions set forth in any agreement to which such stockholder may be a party, not later than one hundred twenty (120) days following delivery to the Corporation of the Transfer Notice, conclude a transfer of the shares of Common Stock subject to the Transfer Notice which have not been purchased by the Corporation pursuant to the exercise of a Right of First Refusal on the terms and conditions described in the Transfer Notice. Any proposed transfer on the terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the stockholder, will again be subject to the Right of First Refusal and will require compliance by the stockholder with the procedure described in this Article XII. If the Corporation exercises the Right of First Refusal, the parties will consummate the sale of shares of Common Stock on the terms set forth in the Transfer Notice within ninety (90) days after delivery of the Transfer Notice to the Corporation; provided, however, that if the Transfer Notice provides for the payment for the shares of Common Stock other than in cash, the Corporation will have the option of paying for the shares of Common Stock by the discounted cash equivalent of the consideration described in the Transfer Notice, as the discounted cash equivalent is reasonably determined by the Board of Directors.

SECTION 4. Agreement by Transferees. All transferees of shares of Common Stock or any interest therein will be required as a condition of such transfer to agree in writing (in a form reasonably satisfactory to the Corporation) that they will receive and hold such shares of Common Stock or interest subject to the provisions of this Right of First Refusal. Any sale or other transfer of any shares of Common Stock by any stockholder will be void unless the provisions of this Article XII are met.

SECTION 5. Termination of Right of First Refusal. The Right of First Refusal will terminate at such time as a public market exists for the Corporation’s Common Stock (or any other stock issued by the Corporation or any successor, in exchange for the Common Stock), or upon a merger of the Corporation in which the Corporation is not the surviving entity, or upon a sale of all or substantially all of the assets of the Corporation. For purposes of this Section 5, a “public market” will be deemed to exist if (a) there has been consummated a public offering of such Common Stock registered under the Securities Act of 1933, or (b) such Common Stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934), or (c) such Common Stock is traded on the over-the-counter market and prices therefor are published daily and regularly on business days in a recognized financial journal.

SECTION 6. Exceptions. The Right of First Refusal will not apply (a) to a transfer to the stockholder’s ancestors (including step-parents, descendants (including step-children), spouse, or to a trustee for the benefit of such ancestors, descendants or spouse, or (b) any transfer by any institutional investor, such as but not limited to a venture capital fund, to such investor’s limited partners, or other general partners; provided that in each case each such transferee will take such Common Stock subject to all of the provisions of this Right of First Refusal, or (c) to any repurchase by the Corporation or its assignees of shares of Common Stock from directors, officers, or employees of, or consultants or advisors to, the Corporation pursuant to written agreements under which the Corporation or its assignees has the option to repurchase such shares upon the termination of employment with, or service to, the Corporation for any reason.

AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS

OF

LIFELOCK, INC.

The following amendment to the Amended and Restated Bylaws of LifeLock, Inc. (the “Company”) was duly adopted by the Board of Directors of the Company by unanimous written consent effective as of May 14, 2009:

NOW, THEREFORE, BE IT RESOLVED, that Section 6 of Article III the Company’s Bylaws is amended and restated in its entirety to read as follows:

“SECTION 6. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or any one of the directors at the time in office. Notice shall be given, in the manner hereinafter provided, of each such special meeting, which notice shall state the time and place of such meeting but need not state the purposes thereof. Except as otherwise provided in Section 7 of this Article III, notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two (2) days before the day on which such meeting is to be held, or shall be sent addressed to him or her at such place by telegraph, cable, wireless, or other form of recorded communication or delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, whether given before or after the meeting to which it relates, shall be equivalent to the giving of notice of such meeting to the director or directors signing such waiver. Attendance of a director at a special meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except when he or she attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.”

AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS

OF

LIFELOCK, INC.

The following amendment to the Amended and Restated Bylaws of LifeLock, Inc. (the “Company”) was duly adopted by the Board of Directors of the Company at a meeting held on December 3, 2010:

NOW, THEREFORE, BE IT RESOLVED, that Article XII the Company’s Amended and Restated Bylaws is amended and restated in its entirety to read as follows:

ARTICLE XII

RIGHT OF FIRST REFUSAL

SECTION 1. Right of First Refusal; Transfer Notice. If any stockholder of the Corporation proposes to sell, pledge, or otherwise transfer any shares of Common Stock (other than shares of Common Stock held by any holder of Preferred Stock, $0.001 par value per share, of the Corporation (the “Preferred Stock”), including without limitation shares of Common Stock issued upon conversion of Preferred Stock) of the Corporation (the “Common Stock”), which term includes all stock subscription rights, liquidating dividends, stock dividends, stock splits, new, substituted, or additional securities of any type whatsoever, or any other property which the stockholder is or may be entitled to receive as a result of the stockholder’s ownership of such shares of Common Stock, the Corporation will have a right of first refusal (the “Right of First Refusal”) with respect to such shares of the Common Stock. Before effecting any proposed transfer, the stockholder will give written notice (the “Transfer Notice”) to the Corporation describing fully the proposed transfer, including the number of shares of the Common Stock proposed to be transferred, the proposed bona fide transfer price, and the name and address of the proposed transferee. In the case of a proposed gift transfer, the bona fide transfer price for purposes of this Right of First Refusal will be determined in good faith by the Board of Directors promptly upon the Corporation’s receipt of, and as of the date of, the Transfer Notice.

SECTION 2. Corporation’s Right. The Corporation will have the right, for a period of thirty (30) days after the date the Transfer Notice is delivered to the Corporation, to purchase all, but not less than all, of such shares of Common Stock on the terms set forth in the Transfer Notice by delivery to the stockholder of a notice of exercise of the Corporation’s Right of First Refusal. The Corporation may also assign its right to purchase such shares of Common Stock to any assignee(s), which assignee(s) will have the right, for a period of thirty (30) days after the date the Transfer Notice is delivered to the Corporation, to purchase all, but not less than all, of the shares of Common Stock set forth in the Transfer Notice on the terms and conditions set forth in the Transfer Notice by delivery to the stockholder of a notice of exercise of the Corporation’s Right of First Refusal (as assigned to such assignee(s)).

SECTION 3. Completion of Transaction. If the Corporation (or any assignee(s) of the Corporation) fails to give notice of exercise of the Right of First Refusal within a total of thirty (30) days after the date the Transfer Notice is delivered to the Corporation, the stockholder may, subject to any restrictions set forth in any agreement to which such stockholder may be a party, not later than one hundred twenty (120) days following delivery to the Corporation of the Transfer Notice, conclude a transfer of the shares of Common Stock subject to the Transfer Notice which have not been purchased by the Corporation pursuant to the exercise of a Right of First Refusal on the terms and conditions described in the Transfer Notice. Any proposed transfer on the terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the stockholder, will again be subject to the Right of First Refusal and will require compliance by the stockholder with the procedure described in this Article XII. If the Corporation (or any assignee(s) of the Corporation) exercises the Right of First Refusal, the parties will consummate the sale of shares of Common Stock on the terms set forth in the Transfer Notice within ninety (90) days after delivery of the Transfer Notice to the Corporation; provided, however, that if the Transfer Notice provides for the payment for the shares of Common Stock other than in cash, the Corporation (or the assignee(s)) will have the option of paying for the shares of Common Stock by the discounted cash equivalent of the consideration described in the Transfer Notice, as the discounted cash equivalent is reasonably determined by the Board of Directors.

SECTION 4. Agreement by Transferees. All transferees of shares of Common Stock or any interest therein will be required as a condition of such transfer to agree in writing (in a form reasonably satisfactory to the Corporation) that they will receive and hold such shares of Common Stock or interest subject to the provisions of this Right of First Refusal. Any sale or other transfer of any shares of Common Stock by any stockholder will be void unless the provisions of this Article XII are met.

SECTION 5. Termination of Right of First Refusal. The Right of First Refusal will terminate at such time as a public market exists for the Corporation’s Common Stock (or any other stock issued by the Corporation or any successor, in exchange for the Common Stock), or upon a merger of the Corporation in which the Corporation is not the surviving entity, or upon a sale of all or substantially all of the assets of the Corporation. For purposes of this Section 5, a “public market” will be deemed to exist if (a) there has been consummated a public offering of such Common Stock registered under the Securities Act of 1933, or (b) such Common Stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934), or (c) such Common Stock is traded on the over-the-counter market and prices therefor are published daily and regularly on business days in a recognized financial journal.

SECTION 6. Exceptions. The Right of First Refusal will not apply (a) to a transfer to the stockholder’s ancestors (including step-parents, descendants (including step-children), spouse, or to a trustee for the benefit of such ancestors, descendants or spouse, or (b) any transfer by any institutional investor, such as but not limited to a venture capital fund, to such investor’s limited partners, or other general partners; provided that in each case each such transferee will take such Common Stock subject to all of the provisions of this Right of First Refusal, or (c) to any repurchase by the Corporation or its assignees of shares of Common Stock from directors, officers, or employees of, or consultants or advisors to, the Corporation pursuant to written agreements under which the Corporation or its assignees has the option to repurchase such shares upon the termination of employment with, or service to, the Corporation for any reason.

2

AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS

OF

LIFELOCK, INC.

The following amendment to the Amended and Restated Bylaws of LifeLock, Inc. (the “Company”) was duly adopted by the Board of Directors of the Company at a meeting held on February 10, 2011:

NOW, THEREFORE, BE IT RESOLVED, that Article XII the Company’s Amended and Restated Bylaws is amended and restated in its entirety to read as follows:

ARTICLE XII

RIGHT OF FIRST REFUSAL

SECTION 1. Right of First Refusal; Transfer Notice.

(a) No “Stockholder” shall “transfer” any shares of “Common Stock,” whether by operation of law or otherwise, except in accordance with all of the provisions set forth in this Article XII. As used in this Article XII, the following terms have the following meanings:

(i) “Common Stock” means the common stock, $0.001 par value per share, of the Corporation, including all stock subscription rights; liquidating dividends; stock dividends; stock splits; new, substituted, or additional securities of any type whatsoever; any other property which the Stockholder is or may be entitled to receive as a result of the Stockholder’s ownership of such shares of Common Stock; or any other interest therein; provided, however, that the term “Common Stock” excludes Common Stock issued upon conversion of “Preferred Stock.”

(ii) “Stockholder” means a holder of Common Stock, including, without limitation, transferees of a Stockholder; provided, however, that the term “Stockholder” excludes holders of Common Stock who also hold shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of the Corporation, including, without limitation, shares of Common Stock issued upon conversion of Preferred Stock.

(iii) “transfer” shall include any sale, pledge, gift, assignment, or other transfer or disposition of shares of Common Stock.

(b) If any Stockholder proposes to transfer any shares of Common Stock, the Corporation will have a right of first refusal (the “Right of First Refusal”) with respect to such shares of Common Stock. Before effecting any proposed transfer, the Stockholder must give written notice (the “Transfer Notice”) to the Corporation describing fully the proposed transfer, including (i) the number of shares of Common Stock proposed to be transferred, (ii) the proposed bona fide transfer price, (iii) the name and address of the proposed transferee, (iv) the terms of the proposed transaction, and (v) a copy of any written offer or other writing setting forth the terms and conditions of the proposed transaction. In the case of a proposed gift transfer (other than any such proposed gift transfer permitted under Section 6 of this Article XII), the bona fide transfer price for purposes of this Right of First Refusal will be determined in good faith by the Board of Directors promptly upon the Corporation’s receipt of, and as of the date of, the Transfer Notice. The Transfer Notice shall constitute an irrevocable offer by the Stockholder to sell all of the shares of Common Stock set forth in the Transfer Notice to the Corporation or, upon the approval of the Board of Directors, any assignee(s) of the Corporation, at the bona fide transfer price and upon the same terms and conditions as the Stockholder is willing to sell the shares of Common Stock to the proposed transferee; provided, however, that without the prior written consent of the Corporation, all transfers pursuant to this Article XII shall be solely for cash.

SECTION 2. Corporation’s Right. The Corporation shall have the right, for a period of thirty (30) days after the date the Transfer Notice is delivered to the Corporation, to elect to purchase all, but not less than all, of the shares of Common Stock set forth in the Transfer Notice on the terms and conditions set forth in the Transfer Notice by delivery to the Stockholder of a notice of exercise of the Corporation’s Right of First Refusal. The Corporation may also assign its right to purchase such shares of Common Stock to any assignee(s), which assignee(s) shall have the right, for a period of thirty (30) days after the date the Transfer Notice is delivered to the Corporation, to elect to purchase all, but not less than all, of the shares of Common Stock set forth in the Transfer Notice on the terms and conditions set forth in the Transfer Notice by delivery to the Stockholder of a notice of exercise of the Corporation’s Right of First Refusal (as assigned to such assignee(s)).

SECTION 3. Completion of Transaction. If the Corporation (or any assignee(s) of the Corporation) fails to give notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Corporation, the Stockholder may, subject to any restrictions set forth in any agreement to which such Stockholder may be a party, not later than one hundred twenty (120) days following delivery to the Corporation of the Transfer Notice, consummate a transfer of the shares of Common Stock set forth in the Transfer Notice to the original proposed transferee, at a price not lower than the bona fide transfer price set forth in the Transfer Notice, and upon such other terms and conditions described in the Transfer Notice. Any proposed transfer of the shares of Common Stock set forth in the Transfer Notice on terms and conditions different from those set forth in the Transfer Notice, as well as any proposed transfer by the Stockholder of the shares of Common Stock set forth in the Transfer Notice following the expiration of the one hundred twenty (120)-day period set forth above (to the extent such shares are not transferred by the Stockholder within such one hundred twenty (120)-day period), will again be subject to the Right of First Refusal and will require compliance by the Stockholder with all of the provisions set forth in this Article XII. If the Corporation (or any assignee(s) of the Corporation) exercises the Right of First Refusal, the parties will consummate the purchase and sale of the shares of Common Stock set forth in the Transfer Notice on the terms and conditions set forth in the Transfer Notice within ninety (90) days after delivery of the Transfer Notice to the Corporation; provided, however, that if the Transfer Notice provides for the payment for the shares of Common Stock other than in cash, the Corporation (or the assignee(s)) will have the option of paying for the shares of Common Stock by the discounted cash equivalent of the consideration described in the Transfer Notice, as the discounted cash equivalent is reasonably determined by the Board of Directors.

SECTION 4. Agreement by Transferees. All transferees of shares of Common Stock will be required as a condition of such transfer to agree in writing (in a form reasonably satisfactory to the Corporation) that they will receive and hold such shares of Common Stock subject to the provisions of this Article XII. Any transfer of any shares of Common Stock by any Stockholder will be void unless the provisions of this Article XII are met.

SECTION 5. Termination of Right of First Refusal. The Right of First Refusal will terminate (a) at such time as a public market exists for the Corporation’s Common Stock (or any other stock issued by the Corporation or any successor, in exchange for the Common Stock), (b) upon a merger of the Corporation in which the Corporation is not the surviving entity, or (c) upon a sale of all or substantially all of the assets of the Corporation. For purposes of this Section 5, a “public market” will be deemed to exist if (x) there has been consummated a public offering of such Common Stock registered under the Securities Act of 1933, as amended (the “Securities Act”), (y) such Common Stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934, as amended), or (z) such Common Stock is traded on the over-the-counter market and prices therefor are published daily and regularly on business days in a recognized financial journal.

SECTION 6. Exceptions. The Right of First Refusal will not apply to (a) a transfer (including a transfer by will or the laws of descent and distribution) by a Stockholder to such Stockholder’s spouse, lineal descendants (including step-children), parents (including step-parents), grandparents, and any family limited partnership or trust or other fiduciary relationship solely for the benefit of such Stockholder and/or such Stockholder’s spouse, lineal descendants (including step-children), parents (including step-parents), or grandparents; (b) transfers upon the death of a Stockholder to his or her executors or administrators or legal successors, including, without limitation, any trustee(s); (c) transfers by a Stockholder to a subsidiary or parent of such Stockholder or to an “affiliate” of such Stockholder (as such term is defined in Rule 501(b) under the Securities Act) or transfers by a Stockholder to any persons owning a beneficial interest in the Stockholder; (d) transfers by any institutional investor, such as but not limited to a venture capital fund, to such investor’s limited partners, or other general partners; or (e) repurchases by the Corporation or its assignees of shares of Common Stock from directors, officers, or employees of, or consultants or advisors to, the Corporation pursuant to written agreements under which the Corporation or its assignees has the option to repurchase such shares upon the termination of employment with, or service to, the Corporation for any reason; provided, that in the case of (a) through (d) of this Section 6, each transferee will take such Common Stock subject to all of the provisions set forth in this Article XII.

AMENDMENT TO THE

AMENDED AND RESTATED BYLAWS

OF

LIFELOCK, INC.

The following amendment to the Amended and Restated Bylaws of LifeLock, Inc. (the “Company”) was duly adopted by the Board of Directors of the Company at a meeting held on August 23, 2011:

NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Company’s Bylaws is amended and restated in its entirety to read as follows:

ARTICLE IV

OFFICERS

SECTION 1. Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as the Board of Directors deems necessary. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 2. Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent, or employee to give security for the faithful performance of his or her duties.